                                                              Exhibit 11

                      GRANITE BROADCASTING CORPORATION
               STATEMENT OF COMPUTATION OF PER SHARE EARNINGS


                                        For the years ended December 31,
                                       ----------------------------------
                                          1994         1995       1996
                                       ----------   ---------  ---------

Primary:
Weighted average shares outstanding     4,497,758   5,920,294      8,611,606
                                       ----------   ---------     ---------
                                       ----------   ---------     ---------
Income (loss) before extraordinary
    items                              $3,047,404  $ (783,100)  $ (5,894,462)
Extraordinary loss                          --           --       (2,891,250)
                                       ----------   ----------   -----------


Net income (loss)                      $3,047,404  $ (783,100)  $ (8,785,712)
                                       ----------   ---------     ----------
                                       ----------   ---------     ----------

Net loss attributable to
  common shareholders                  $ (687,730) $(4,333,381) $(12,310,993)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------

Per common share:
Loss before extraordinary items        $    (0.15) $   (0.73)   $      (1.09)
Extraordinary loss                            --          --           (0.34)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------
Net loss                               $    (0.15) $   (0.73)   $      (1.43)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------


Fully Diluted:
Weighted average shares outstanding     4,497,758    5,920,294     8,611,606
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------

Income (loss) before extraordinary
 items                                 $3,047,404  $  (783,100) $ (5,894,462)
Extraordinary loss                          --            --      (2,891,250)
                                       ----------   ----------  ------------

Net income (loss)                      $3,047,404  $  (783,100) $ (8,785,712)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------

Net loss attributable to
  common shareholders                  $ (687,730) $(4,333,381) $(12,310,993)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------

Per common share:
Loss before extraordinary items        $    (0.15) $     (0.73) $      (1.09)
Extraordinary loss                           --             --         (0.34)
                                       ----------   ----------  ------------
Net loss                               $    (0.15) $     (0.73) $      (1.43)
                                       ----------   ----------  ------------
                                       ----------   ----------  ------------